As filed with the Securities and Exchange Commission on June 8, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NAVITAS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	85-2560226
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3520 Challenger Street Torrance, California 90503-1640 (844) 654-2642
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Sant, Esq. Senior Vice President, General Counsel and Secretary Navitas Semiconductor Corporation 3520 Challenger Street Torrance, California 90503-1640 (844) 654-2642
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Katheryn A. Gettman, Esq.

Kevin J. Roggow, Esq.

Cozen O’Connor

Three World Trade Center

175 Greenwich Street, 56th Floor

New York, New York 10007

(212) 908-1294

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or classes of additional securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains two parts:

•	a base prospectus (the “Base Prospectus”) that covers the offering, issuance and sale by us of common stock, preferred stock, debt securities, warrants, rights and units, in each case from time to time in one or more offerings; and

•	an “at the market offering” equity offering sales agreement prospectus supplement (the “ATM Prospectus Supplement”) covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $500.0 million of our Class A common stock that may be issued and sold under a Sales Agreement (the “Sales Agreement”) with UBS Securities LLC, Morgan Stanley & Co. LLC and Needham & Company, LLC.

The Base Prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the Base Prospectus will be specified in a prospectus supplement to the Base Prospectus. The specific terms of the securities to be issued and sold under the Sales Agreement are specified in the ATM Prospectus Supplement that immediately follows the Base Prospectus.

PROSPECTUS

Navitas Semiconductor Corporation

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES
WARRANTS

RIGHTS

UNITS

We may offer and sell the securities identified above from time to time, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities. This prospectus may not be used to offer and sell securities without a prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our Class A common stock (the “Class A Common Stock”) is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “NVTS.” On June 5, 2026, the last reported sale price of the Class A Common Stock on Nasdaq was $25.08 per share. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 8, 2026.

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains information about the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add or update information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement or free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise indicates, references in this prospectus to the “Company,” “Navitas,” “we,” “our” and “us” refer, collectively, to Navitas Semiconductor Corporation and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our most recent Annual Report on Form 10-K, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of our subsequently-filed Quarterly Reports on Form 10-Q, as may be further updated by any Current Reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the documents that contain them. We undertake no obligation to publicly revise or update forward-looking statements to reflect events or circumstances that arise after those dates, except as may be required under applicable law. Our actual results may differ from the anticipated results or other expectations expressed in such forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://ir.navitassemi.com. Our website is not a part of this prospectus and the information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate important information into this prospectus by referring you to other documents which contain that information, including documents that we have already filed with the SEC and documents that we will file later with the SEC. Any information that is incorporated by reference (or deemed incorporated by reference, as discussed below) will automatically update and supersede earlier-filed information. Because we are incorporating our future SEC filings by reference, this prospectus and any accompanying prospectus supplement will be continually updated by those future filings, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and such accompanying prospectus supplements. This means you must review all SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, or in an accompanying prospectus supplement, or in any document previously incorporated by reference, have been modified or superseded by subsequent filings.

The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 5, 2026;

•	our Current Reports on Form 8-K filed with the SEC on February 24, 2026; February 24, 2026; March 11, 2026, March 17, 2026, April 13, 2026, May 4, 2026, May 5, 2026, May 11, 2026, May 13, 2026, May 22, 2026, May 22, 2026 and June 4, 2026; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 19, 2021, including any amendments filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 27, 2026.

In addition, all documents we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.

You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, with a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (https://ir.navitassemi.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, California 90503-1640
Attention: Corporate Secretary
Telephone: (844) 654-2642

THE COMPANY

Company Overview

We design, develop and market next-generation power semiconductors including gallium nitride (“GaN”) power integrated circuits (“ICs”), high-voltage silicon carbide (“SiC”) devices and associated high-speed silicon system controllers, and digital isolators used in power conversion and charging. We focus on high-power markets including artificial intelligence (“AI”) data centers, energy and grid infrastructure, performance computing and industrial electrification.

Our products are engineered to deliver superior efficiency, performance, power density, and sustainability compared to legacy, silicon-based technologies. By leveraging the unique properties of wide bandgap materials such as GaN and SiC, our solutions enable higher power throughput, higher voltage operation, improved thermal performance, and reduced system size and cost, which are critical advantages for high-power applications such as hyperscale and AI data centers, grid electrification, high-performance computing clusters, and industrial automation. We operate as a product design house that contracts the manufacturing of its chips and packaging to partner suppliers.

Through this focus on high-power markets, we are positioned to support the global transition to electrification and energy conservation. Our mission is to drive innovation in high-frequency, high-efficiency, and high-density power electronics, enabling our customers to achieve greater energy savings, operational reliability, and sustainability. By unlocking new levels of speed and efficiency, Navitas is leading the transformation of power electronics to “Electrify Our World”™ for a cleaner, more connected future.

Corporate Background

Navitas Semiconductor Corporation was originally incorporated as Live Oak Acquisition Corp. II. On October 19, 2021, as part of a series of related transactions (which we refer to as the “Business Combination”), the registrant acquired all of the equity interests of Navitas Semiconductor Limited, an Irish private company domesticated in Delaware as Navitas Semiconductor Ireland, LLC (collectively, “Legacy Navitas”) and changed the name of the registrant to Navitas Semiconductor Corporation. As a result, Legacy Navitas became a wholly owned subsidiary of Navitas Semiconductor Corporation effective October 19, 2021.

Our principal executive offices are located at 3520 Challenger Street, Torrance, California 90503-1640. Our telephone number is (844) 654-2642. Our website address is www.navitassemi.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before investing in our securities, you should carefully read the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, the risk factors discussed under the caption “Risk Factors” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus and any accompanying prospectus supplement. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent Annual Report on Form 10-K or any subsequent Quarterly Reports on Form 10-Q, any accompanying prospectus supplement or our other filings with the SEC, or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Please also carefully read the section entitled “Cautionary Statement About Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” to learn how we disclose Risk Factors and other information in this prospectus by referring you to other documents, and how you can access those documents.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus primarily for working capital and general corporate purposes to support our growth. More detailed information regarding the use of proceeds from any particular sale of securities pursuant to this prospectus may be included in the applicable prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK

General

The following description of our capital stock and provisions of our second amended and restated certificate of incorporation (the “Certificate of Incorporation”), and amended and restated bylaws (the “Bylaws”) are summaries and are qualified by reference to the Certificate of Incorporation and the Bylaws that are on file with the SEC. You should read these documents in full for complete information on our capital stock.

Authorized Capital Stock

The Certificate of Incorporation authorizes us to issue 751,000,000 shares, consisting of (a) 750,000,000 shares of common stock (the “Common Stock”) including (i) 740,000,000 shares of Class A common stock (the “Class A Common Stock”) and (ii) 10,000,000 shares of Class B common stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Common Stock

Voting rights. Each holder of Class A Common Stock is entitled to one vote per share held. Except as otherwise required by the Certificate of Incorporation or by applicable law, holders of Class A Common Stock vote together as a single class on all matters on which stockholders are generally entitled to vote.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected each year. There is no cumulative voting in the election of directors. As a result, holders of more than 50% of shares eligible to vote in the election of directors can elect all of the directors.

Dividend rights. Subject to any other provisions of our Certificate of Incorporation, each holder of Class A Common Stock is entitled to receive, in proportion to the number of shares of Class A Common Stock held, such dividends and other distributions in cash, stock or property when, as and if declared by our board from time to time out of assets or funds of the company legally available therefor.

Rights upon liquidation. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the company, after payments to creditors that may at the time be outstanding, and subject to the rights of any holders of preferred stock that may then be outstanding, holders of shares of the Class A Common Stock will be entitled to receive, ratably in proportion to the number of shares of Class A Common Stock held, all remaining assets of the company available for distribution.

Preferred Stock

Under the terms of our Certificate of Incorporation, our board of directors has the authority, without stockholder approval, to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more class or series and to fix for each such class or series the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). The issuance of preferred stock could have the effect of decreasing the trading price of the Class A Common Stock, restricting dividends on our capital stock, diluting the voting power of the Class A Common Stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the company.

As of June 5, 2026, we had 75 holders of record of our Common Stock.

Annual Stockholders’ Meetings

Our bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board. To the extent permitted under applicable law, our board may conduct meetings by remote communications. Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our Certificate of Incorporation specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of the Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the Class A Common Stock at prices higher than prevailing market prices.

Special Meetings

Our Certificate of Incorporation provides that special meetings of our stockholders may be called only by the chairman of our board, our chief executive officer or our board pursuant to a resolution adopted by a majority of our board. Our stockholders are not eligible and have no right to call a special meeting of stockholders.

Our Bylaws also provide that unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of our board or of any committee thereof may be taken without a meeting, if all members of our board or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of our board or committee thereof.

Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The Bylaws may be amended, altered or repealed (i) by the affirmative vote of a majority of our entire board; or (ii) by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all expenses, judgments, fines, penalties and amounts paid in settlement (if pre-approved), including all costs, expenses and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.

Exclusive Jurisdiction of Certain Actions

Our Certificate of Incorporation requires that derivative actions brought in the name of the company, actions against directors, officers and other employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers and other employees.

Listing

Our Class A Common Stock is listed on Nasdaq under the symbol “NVTS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;

•	whether the debt securities will be secured or unsecured;

•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;

•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

•	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

•	the denominations, which may be in United States dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•	if other than United States dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether the debt securities may be issuable in tranches;

•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;

•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of or interest on any debt securities;

•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

•	a change in the currency in which any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and

•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;

•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

•	rights of registration of transfer and exchange, and our right of optional redemption;

•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;

•	the rights, obligations and immunities of the trustee under the indenture; and

•	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

•	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),

•	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,

•	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and

•	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

The following summarizes the general terms of capital stock and debt warrants that we may offer. The particular terms of any capital stock and debt warrants will be described in an accompanying prospectus supplement. The description below and in any accompanying prospectus supplement is not complete. You should read the form of warrant agreement and any warrant certificate that we will file with the SEC.

Warrants to Purchase Capital Stock

If we offer capital stock warrants, the prospectus supplement will describe the terms of the capital stock warrants, including:

•	the offering price, if any;

•	if applicable, the designation and terms of any preferred stock purchasable upon exercise of preferred stock warrants;

•	the number of shares of common stock or preferred stock purchasable upon exercise of one capital stock warrant and the initial price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the stock warrants begins and expires;

•	U.S. federal income tax consequences;

•	call provisions, if any;

•	the currencies in which the offering price and exercise price are payable; and

•	if applicable, the antidilution provisions of the capital stock warrants.

The shares of common stock or preferred stock we issue upon exercise of the capital stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.

Exercise of Warrants to Purchase Capital Stock

You may exercise capital stock warrants by surrendering to the capital stock warrant agent the capital stock warrant certificate, which indicates your election to exercise all or a portion of the capital stock warrants evidenced by the certificate. Surrendered capital stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or check. The capital stock warrant agent will deliver certificates evidencing duly exercised capital stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the capital stock warrants evidenced by any certificate, the capital stock warrant agent will deliver a new capital stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders

Holders of capital stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders or to exercise any rights whatsoever as our stockholders.

Warrants to Purchase Debt Securities

If we offer debt warrants, the accompanying prospectus supplement will describe the terms of the debt warrants, including:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the terms of the indenture under which the debt securities will be issued;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

•	if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant, and the price at which the principal amount of debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the debt warrants begins and expires;

•	U.S. federal income tax consequences;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currencies in which the offering price and exercise price are payable; and

•	if applicable, any antidilution provisions.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in an accompanying prospectus supplement.

Exercise of Warrants to Purchase Debt Securities

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

No Rights as Holders of Debt Securities

Debt warrantholders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, debt warrantholders are not entitled to payments of principal of and interest, if any, on the debt securities.

DESCRIPTION OF RIGHTS

We may issue or distribute rights to our stockholders for the purchase of shares of our common stock, preferred stock or debt securities. We may issue rights independently or together with other securities, and the rights may be attached to or separate from any offered or distributed securities and may or may not be transferable by the stockholder receiving the rights. In connection with any offering of rights, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons may agree to purchase any securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in an accompanying prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of the Company in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following summary of material provisions of the rights are subject to, and qualified in their entirety by reference to, all the provisions of the certificates representing rights applicable to a particular series of rights. The terms of any rights offered or distributed under an accompanying prospectus supplement may differ from the terms described below. We urge you to read the accompanying prospectus supplement as well as the complete certificates representing the rights that contain the terms of the rights. The particular terms of any issue of rights will be described in an accompanying prospectus supplement relating to the issue, and may include:

•	in the case of a distribution of rights to our stockholders, the date for determining the stockholders entitled to the rights distribution;

•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the aggregate number of shares of common stock, preferred stock or debt securities purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise such rights shall commence and the date on which such right shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	a discussion of material U.S. federal income tax considerations;

•	any other material terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights; and

•	if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of rights.

Each right will entitle the holder of rights to purchase for cash the number of shares of common stock or preferred stock or the principal amount of debt securities at the exercise price provided in the accompanying prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the accompanying prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void and of no further force and effect.

Holders may exercise rights as described in the accompanying prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in an accompanying prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock or principal amount of debt securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock or preferred stock or principal amount of debt securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the accompanying prospectus supplement.

Until any rights to purchase common stock or preferred stock are exercised, the holders of any rights will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any. Until any rights to purchase debt securities are exercised, the holder of any rights will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

As may be specified in an accompanying prospectus supplement, we may issue units consisting of one or more of our securities registered hereby. An accompanying prospectus supplement will describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•	any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of Common Stock short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus; or

•	loan or pledge the shares of Common Stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

•	at a fixed price or prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of Class A Common Stock offered under this prospectus will be listed on Nasdaq (or other such exchange or automated quotation system on which the Class A Common Stock is listed), subject to official notice of issuance.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Cozen O’Connor, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and for the year then ended, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of the Company as of December 31, 2024 and for the year then ended, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 8, 2026)

Navitas Semiconductor Corporation

Up to $500,000,000
Class A Common Stock

We have entered into a Sales Agreement (the “Sales Agreement”) with UBS Securities LLC, Morgan Stanley & Co. LLC and Needham & Company, LLC (each a “Sales Agent” and together, the “Sales Agents”) relating to shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”). In accordance with the terms of the Sales Agreement, pursuant to this prospectus supplement, we may offer and sell shares of our Class A Common Stock having an aggregate offering price of up to $500.0 million from time to time through the Sales Agents acting as our agents or principals.

Our Class A Common Stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “NVTS”. On June 5, 2026, the last reported sale price of our Class A Common Stock on Nasdaq was $25.08 per share.

Sales of our Class A Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agents are not required to sell any specific number or dollar amounts of securities but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices and mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The Sales Agents may also purchase shares of our Class A Common Stock as principals.

The compensation to the Sales Agents for sales of Class A Common Stock sold pursuant to the Sales Agreement will be at a commission rate of up to 3.0% of the gross proceeds of any shares of Class A Common Stock sold under the Sales Agreement. In connection with the sale of the Class A Common Stock on our behalf, each Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-9 for additional information regarding the compensation to be paid to the Sales Agents.

______________________

Investing in our Class A Common Stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, under the heading “Risk Factors” beginning on page 6 of the accompanying prospectus, and the risk factors described in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

______________________

UBS Investment Bank	Morgan Stanley	Needham & Company

The date of this prospectus supplement is June 8, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities being offered by us, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (“SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3ASR that we filed with the SEC and became effective on June 8, 2026 (the “Registration Statement”). Under the shelf process, we may, from time to time, offer or sell any combination of the securities described in the accompanying prospectus in one or more offerings.

The accompanying prospectus provides you with a general description of the securities offered by us. Each time we use the accompanying prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement may also add to, update or change information contained in the accompanying prospectus. The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with the offering, issuance and sale by us of up to a maximum aggregate offering price of $500.0 million of our Class A Common Stock that may be issued and sold under the Sales Agreement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we or the Sales Agents provide to you or incorporated herein by reference in this prospectus supplement and contained or incorporated therein by reference in the accompanying prospectus. We have not, and the Sales Agents have not, authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We are offering to sell the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. We do not imply or represent by delivering this prospectus that our company, or its business, is unchanged after the date on the front of this prospectus supplement or that the information in this prospectus supplement is correct as of any time after such date. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

S-ii

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement that includes this prospectus, and you may obtain copies of those documents as described in the sections of this prospectus titled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, to the extent those safe harbor provisions are determined to be available. Forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our most recent Annual Report on Form 10-K, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of our subsequently filed Quarterly Reports on Form 10-Q, as may be further updated by any current reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	our financial and business performance;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, including our recently announced prioritization of high-power markets and de-prioritization of mobile and consumer markets;

•	our product development timeline and expected start of production;

•	the implementation, market acceptance and success of our business model;

•	our ability to realize the anticipated cost savings and operational efficiencies in connection with our restructurings

•	our ability to scale in a cost-effective manner;

•	our ability to manufacture products that meet the high reliability and quality standards of our customers;

•	the performance of current and new suppliers, including our foundry partners and other third-parties on whom our supply chain depends;

•	developments relating to our customers, competitors and industry;

S-iii

•	geopolitical changes, including trade wars, military conflicts, pandemics and other force majeure events;

•	trading relationships between countries in which we operate, including primarily those between the United States and China, and related regulatory developments such as tariffs, customs duties, trade sanctions and cross-border investment restrictions;

•	our ability to realize benefits from the acquisition of GeneSiC Semiconductor Inc. on August 15, 2022;

•	our ability to obtain and maintain intellectual property protection, defend our intellectual property rights, and avoid infringement on the intellectual property rights of others;

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations;

•	our business, expansion plans and opportunities;

•	the outcome of any known and unknown litigation and regulatory proceedings; and

•	the risks and uncertainties described in this prospectus supplement, including under the section titled “Risk Factors.”

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by events we do not expect or cannot predict. Additionally, new risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, the forward-looking statements in this prospectus supplement may not prove to be accurate.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus supplement completely, and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully this entire prospectus supplement and the accompanying prospectus, including the information referred to in the “Risk Factors” section beginning on page S-3 of this prospectus supplement and page 6 of the accompanying prospectus, along with the information incorporated by reference into this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” to learn how we disclose information in this prospectus supplement and the accompanying prospectus by referring you to other documents, and how you can access those documents.

Company Overview

We design, develop and market next-generation power semiconductors including gallium nitride (“GaN”) power integrated circuits (“ICs”), high-voltage silicon carbide (“SiC”) devices and associated high-speed silicon system controllers, and digital isolators used in power conversion and charging. We focus on high-power markets including artificial intelligence (“AI”) data centers, energy and grid infrastructure, performance computing and industrial electrification.

Our products are engineered to deliver superior efficiency, performance, power density, and sustainability compared to legacy, silicon-based technologies. By leveraging the unique properties of wide bandgap materials such as GaN and SiC, our solutions enable higher power throughput, higher voltage operation, improved thermal performance, and reduced system size and cost, which are critical advantages for high-power applications such as hyperscale and AI data centers, grid electrification, high-performance computing clusters, and industrial automation. We operate as a product design house that contracts the manufacturing of its chips and packaging to partner suppliers.

Through this focus on high-power markets, we are positioned to support the global transition to electrification and energy conservation. Our mission is to drive innovation in high-frequency, high-efficiency, and high-density power electronics, enabling our customers to achieve greater energy savings, operational reliability, and sustainability. By unlocking new levels of speed and efficiency, Navitas is leading the transformation of power electronics to “Electrify Our World”™ for a cleaner, more connected future.

Corporate Background

Navitas Semiconductor Corporation was originally incorporated as Live Oak Acquisition Corp. II. On October 19, 2021, as part of a series of related transactions (which we refer to as the “Business Combination”), we acquired all of the equity interests of Navitas Semiconductor Limited, an Irish private company domesticated in Delaware as Navitas Semiconductor Ireland, LLC (collectively, “Legacy Navitas”) and changed our name to Navitas Semiconductor Corporation. As a result, Legacy Navitas became a wholly owned subsidiary of Navitas Semiconductor Corporation effective October 19, 2021.

Our principal executive offices are located at 3520 Challenger Street, Torrance, California 90503-1640. Our telephone number is (844) 654-2642. Our website address is www.navitassemi.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

THE OFFERING

Class A Common Stock offered by us:	Shares of our Class A Common Stock having an aggregate offering price of up to $500.0 million.

Class A Common Stock to be outstanding immediately after this offering:	Up to 19,936,204 shares, assuming that we sell the maximum dollar value of shares of our Class A common stock available to be sold in this offering at a price of $25.08 per share, which was the last reported sale price of our Class A Common Stock on Nasdaq on June 5, 2026. The actual number of shares issued will vary depending on the sales prices under this offering.

Plan of Distribution:	“At the market offering” that may be made from time to time through the Sales Agents. See “Plan of Distribution”.

Use of Proceeds:	We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and trade receivables, for working capital and other general corporate purposes, including potential acquisitions. We may use a portion of our net proceeds to fund possible investments in and acquisitions of complementary businesses; however, we currently have no agreements or commitments to complete any such transaction. See “Use of Proceeds.”

Risk Factors:	Investing in shares of our Class A Common Stock involves a high degree of risk, and the purchasers of our Class A Common Stock may lose all or part of their investment. See the “Risk Factors” section beginning on page S-3 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Nasdaq trading symbol:	“NVTS.”

The number of shares of Class A Common Stock to be outstanding immediately after this offering is based on 232,004,922 shares of our Class A common stock outstanding as of March 31, 2026, and excludes:

•	847,603 shares of Class A Common Stock issuable upon the exercise of stock options outstanding as of March 31, 2026, with a weighted-average exercise price of $7.97 per share;

•	9,567,000 shares of Class A Common Stock issuable upon the vesting and settlement of restricted stock units (“RSUs”) outstanding as of March 31, 2026;

•	407,673 shares of Class A Common Stock issuable upon the vesting and settlement of RSUs granted after March 31, 2026 and prior to the date hereof;

•	16,334,527 shares of Class A Common Stock reserved as of March 31, 2026 for issuance upon vesting or settlement of future awards under the Navitas Semiconductor Corporation 2021 Equity Incentive Plan;

•	1,074,104 shares of Class A Common Stock reserved as of March 31, 2026 for future issuance under the Navitas Semiconductor 2022 Employee Stock Purchase Plan; and

•	10,000,000 shares of Class A Common Stock issuable upon the fulfillment of certain earnout milestones as of March 31, 2026.

Except as otherwise indicated, all information in this prospectus supplement assumes that there is no exercise of outstanding stock options or vesting and settlement of RSUs referred to above.

RISK FACTORS

An investment in our Class A Common Stock involves a high degree of risk. Before investing in our Class A Common Stock, you should carefully read the risk factors discussed below, the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, the risk factors discussed under the caption “Risk Factors” in the accompanying prospectus and any risk factors discussed in our other filings with the SEC which are incorporated herein by reference. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent Annual Report on Form 10-K, the accompanying prospectus or our other filings with the SEC, or any additional risks and uncertainties, actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” to learn how we disclose risk factors and other information in this prospectus supplement by referring you to other documents, and how you can access those documents. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and Owning our Class A Common Stock

Our management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

You may experience immediate and substantial dilution in the net tangible book value per share of the Class A Common Stock you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our Class A Common Stock outstanding prior to this offering. Assuming that an aggregate of 19,936,204 shares of our Class A Common Stock are sold at a public offering price of $25.08 per share, the last reported sale price of our Class A Common Stock on Nasdaq on June 5, 2026, for aggregate gross proceeds of $500.0 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $22.48 per share of Class A Common Stock, representing the difference between our as adjusted net tangible book value per share as of March 31, 2026, after giving effect to this offering, and the assumed public offering price. The exercise of outstanding stock options or vesting of RSUs may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We expect to retain future earnings, if any, to fund the development and growth of our business. We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. Any future determination to pay dividends on our Class A Common Stock will be at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant. See “Dividend Policy.” As a result, capital appreciation, if any, of our Class A Common Stock will be your sole source of gain for the foreseeable future.

The actual number of shares of Class A Common Stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agents after delivering a placement notice will fluctuate based on the market price of our Class A Common Stock during the sales period and limits we set with the Sales Agents. Because the price per share of each share sold will fluctuate based on the market price of our Class A Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The Class A Common Stock offered hereby will be sold in at the market offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Future sales or issuances of our Class A Common Stock in the public markets, or the perception of such sales, could depress the trading price of our Class A Common Stock.

The sale of a substantial number of shares of our Class A Common Stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Common Stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our Class A Common Stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of Class A Common Stock or other equity-related securities would have on the market price of our Class A Common Stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we expect in the future to offer additional shares of Class A Common Stock or other securities convertible into or exchangeable for our shares of Class A Common Stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Class A Common Stock or other securities convertible into or exchangeable for our shares of Class A Common Stock in future transactions may be higher or lower than the price per share in this offering.

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering of our Class A Common Stock, together with our existing cash, cash equivalents and trade receivables, for working capital and other general corporate purposes, including potential acquisitions. We may use a portion of our net proceeds to fund possible investments in and acquisitions of complementary businesses; however, we currently have no agreements or commitments to complete any such transaction.

The amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this offering. Pending these uses, we may invest our net proceeds from this offering primarily in investment-grade, interest-bearing securities.

DILUTION

If you invest in our Class A Common Stock in this offering, your interest will be immediately diluted to the extent of the difference between the public offering price per share of our Class A Common Stock in this offering and the as adjusted net tangible book value per share of our Class A Common Stock immediately after this offering.

Our historical net tangible book value at March 31, 2026 was $208.3 million, or $0.90 per share of Class A Common Stock. Net tangible book value per share represents the total amount of our net tangible book value (tangible assets reduced by the total amount of our liabilities) divided by the number of shares outstanding on March 31, 2026 of 232,004,922 shares. Dilution in net tangible book value per share represents the difference between the price per share to be paid for the Class A Common Stock sold by us in this offering and the as adjusted net tangible book value per share of our Class A Common Stock immediately after this offering.

After giving effect to (i) the sale of shares of Class A Common Stock in the aggregate amount of $500.0 million in this offering at an assumed public offering price of $25.08 per share, the last reported sale price of our Class A Common Stock on Nasdaq on June 5, 2026, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2026 would have been approximately $699.3 million, or $2.60 per share. This represents an immediate increase in net tangible book value of $1.70 per share to our existing stockholders and an immediate dilution in net tangible book value of $22.48 per share to new investors participating in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$25.08
Net tangible book value per share as of March 31, 2026	$0.90
Increase in net tangible book value per share attributable to new investors purchasing our Class A Common Stock in this offering	1.70
As adjusted net tangible book value per share after this offering		2.60
Dilution per share to new investors purchasing our Class A Common Stock in this offering		$22.48

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $26.08 per share shown in the table above, assuming all shares of our Class A Common Stock in the aggregate amount of $500.0 million are sold at that price, would cause our as adjusted net tangible book value per share after this offering to be $2.61 per share and would increase the dilution in net tangible book value per share to new investors to $23.47 per share, after deducting commissions and estimated offering expenses. A decrease of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $24.08 per share, assuming all shares of our Class A Common Stock in the aggregate amount of $500.0 million are sold at that price, would cause our as adjusted net tangible book value per share after this offering to be $2.59 per share and would decrease the dilution in net tangible book value per share to new investors to $21.49 per share, after deducting commissions and estimated offering expenses. This information is supplied for illustrative purposes only.

The number of shares of Class A Common Stock to be outstanding immediately after this offering is based on 232,004,922 shares of our Class A Common Stock outstanding as of March 31, 2026, and excludes:

•	847,603 shares of Class A Common Stock issuable upon the exercise of stock options outstanding as of March 31, 2026, with a weighted-average exercise price of $7.97 per share;

•	9,567,000 shares of Class A Common Stock issuable upon the vesting and settlement of restricted stock units (“RSUs”) outstanding as of March 31, 2026;

•	407,673 shares of Class A Common Stock issuable upon the vesting and settlement of RSUs granted after March 31, 2026 and prior to the date hereof;

•	16,334,527 shares of Class A Common Stock reserved as of March 31, 2026 for issuance upon vesting or settlement of future awards under the Navitas Semiconductor Corporation 2021 Equity Incentive Plan;

•	1,074,104 shares of Class A Common Stock reserved as of March 31, 2026 for future issuance under the Navitas Semiconductor 2022 Employee Stock Purchase Plan; and

•	10,000,000 shares of Class A Common Stock issuable upon the fulfillment of certain earnout milestones as of March 31, 2026.

Except as otherwise indicated, all information in this prospectus supplement assumes that there is no exercise of outstanding stock options or vesting and settlement of RSUs referred to above.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our Class A Common Stock will be at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant. In order for us to pay dividends or other distributions to our stockholders, we would rely on payments from our operating subsidiaries.

PLAN OF DISTRIBUTION

On June 8, 2026, we entered into a Sales Agreement with the Sales Agents under which we may offer and sell shares of our Class A Common Stock from time to time through the Sales Agents acting as agents or principals. Pursuant to this prospectus supplement, we may offer and sell up to $500.0 million of our shares of Class A Common Stock. Sales of our shares of Class A Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of our Class A Common Stock under the Sales Agreement, we will notify the Sales Agents of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Sales Agents, unless the Sales Agents decline to accept the terms of such notice, the Sales Agents have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agents under the Sales Agreement to sell shares of our Class A Common Stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and the Sales Agents is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of Class A Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agents a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of Class A Common Stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Sales Agents for the fees and disbursements of its counsel in connection with execution of the Sales Agreement, in an amount not to exceed $100,000, in addition to certain ongoing disbursements of its legal counsel, unless we and the Sales Agents otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $500,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

The Sales Agents will provide written confirmation to us before the opening of trading on The Nasdaq Global Market on the day following each day on which shares of Class A Common Stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the shares of Class A Common Stock on our behalf, each of the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agents against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agents may be required to make in respect of such liabilities.

The offering of our shares of Class A Common Stock pursuant to the Sales Agreement will terminate as permitted therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is being filed as an exhibit to a registration statement of which this prospectus supplement forms a part.

The Sales Agents and their respective affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of their business, the Sales Agents may actively trade our securities for their own account or for the accounts of customers, and, accordingly, the Sales Agents may at any time hold long or short positions in such securities.

LEGAL MATTERS

The validity of the Class A Common Stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Cozen O’Connor, New York, New York. The Sales Agents are being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and for the year then ended, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of the Company as of December 31, 2024 and for the year then ended, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate important information into this prospectus supplement by referring you to other documents which contain that information, including documents that we have already filed with the SEC and documents that we will file later with the SEC. Any information that is incorporated by reference (or deemed incorporated by reference, as discussed below) will automatically update and supersede earlier-filed information. Because we are incorporating our future SEC filings by reference, this prospectus supplement will be continually updated by those future filings, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means you must review all SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, or in any document previously incorporated by reference, have been modified or superseded by subsequent filings.

The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 5, 2026;

•	our Current Reports on Form 8-K filed with the SEC on February 24, 2026; February 24, 2026; March 11, 2026, March 17, 2026, April 13, 2026, May 4, 2026, May 5, 2026, May 11, 2026, May 13, 2026, May 22, 2026, May 22, 2026 and June 4, 2026; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 19, 2021, including any amendments filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 27, 2026.

In addition, all documents we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this prospectus supplement and before termination or completion of the offering of the securities described in this prospectus supplement will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date of filing of such reports and documents.

You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes the statement. Any statement so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded.

We will provide each person, including any beneficial owner, to whom a prospectus supplement is delivered, with a copy of all of the information that has been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (https://ir.navitassemi.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, California 90503-1640
Attention: Corporate Secretary
Telephone: (844) 654-2642

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the Registration Statement that we have filed with the SEC under the Securities Act with respect to the securities offered by this prospectus supplement and do not contain all of the information set forth in the Registration Statement. This prospectus supplement and the accompanying prospectus omit certain information, exhibits, schedules and undertakings set forth in the Registration Statement. For further information pertaining to us and the shares of Class A Common Stock offered in this prospectus supplement, reference is made to that Registration Statement and the exhibits and schedules to the Registration Statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents or provisions of any documents referred to in this prospectus supplement are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matters involved.

We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Our SEC filings, including the Registration Statement, are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://ir.navitassemi.com, as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Our website is not a part of this prospectus and the information contained on, or accessible through, our website is not incorporated by reference in this prospectus supplement.

Navitas Semiconductor Corporation

Up to $500,000,000
Class A Common Stock

____________________________________

PROSPECTUS SUPPLEMENT

____________________________________

UBS Investment Bank	Morgan Stanley	Needham & Company

June 8, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that the registrant may incur in connection with the securities being registered hereby.

Securities and Exchange Commission registration fee	$	†
FINRA filing fee		*
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous expenses		*
Total expenses	$	*

†	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.

*	These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of Navitas. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation and bylaws. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at the registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors and executive officers.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the DGCL, the registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibits.

Incorporated by Reference
Exhibit	Description	Form	File No.	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement for Common Stock.
1.2	Sales Agreement, dated June 8, 2026, by and among Navitas Semiconductor Corporation, UBS Securities LLC, Morgan Stanley & Co. LLC and Needham & Company, LLC.
1.3*	Form of Underwriting Agreement for Debt Securities.
1.4*	Form of Underwriting Agreement for Warrants.
1.5*	Form of Underwriting Agreement for Rights.
1.6*	Form of Underwriting Agreement for Units.
4.1	Second Amended and Restated Certificate of Incorporation of Navitas Semiconductor Corporation.	8-K	001-39755	3.1	10/25/2021
4.2	Amended and Restated Bylaws of Navitas Semiconductor Corporation.	8-K	001-39755	3.2	04/10/2025
4.3	Form of Indenture.
4.4*	Form of Certificate of Designation.
4.5*	Form of Warrant Agreement.
4.6*	Form of Warrant.
4.7*	Form of Rights Agent Agreement.
4.8*	Form of Unit Agreement.
5.1	Opinion of Cozen O’Connor.
5.2	Opinion of Cozen O’Connor.
23.1	Consent of Cozen O’Connor (contained within Exhibit 5.1).
23.2	Consent of Cozen O’Connor (contained within Exhibit 5.2).
23.3	Consent of KPMG LLP.
23.4	Consent of Baker Tilly US, LLP.
24.1	Powers of Attorney(included on signature page).
25.1**	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee, as Trustee under the Indenture.
107	Filing Fee Table.

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California on June 8, 2026.

NAVITAS SEMICONDUCTOR CORPORATION

By:	/s/ Chris Allexandre
Chris Allexandre
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Chris Allexandre, Tonya Stevens and Matthew Sant, and each of them acting alone, as his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Chris Allexandre	President, Chief Executive Officer and Director	June 8, 2026
Chris Allexandre	(Principal Executive Officer)

/s/ Tonya Stevens	Chief Financial Officer and Treasurer	June 8, 2026
Tonya Stevens	(Principal Financial Officer and Principal Accounting Officer)

/s/ Richard J. Hendrix	Director and Chairman of the Board	June 8, 2026
Richard J. Hendrix

/s/ Cristiano Amoruso	Director	June 8, 2026
Cristiano Amoruso

/s/ Gregory M. Fischer	Director	June 8, 2026
Gregory M. Fischer

/s/ Davin D. Lee	Director	June 8, 2026
Davin D. Lee

/s/ Brian Long	Director	June 8, 2026
Brian Long

/s/ David Moxam	Director	June 8, 2026
David Moxam

/s/ Dipender Saluja	Director	June 8, 2026
Dipender Saluja

/s/ Ranbir Singh	Director	June 8, 2026
Ranbir Singh

/s/ Gary K. Wunderlich, Jr.	Director	June 8, 2026
Gary K. Wunderlich, Jr.